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                                                                    EXHIBIT 23.0

                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and in the headnote to the "Summary Selected Historical Consolidated Financial Data" in Amendment No. 1 to the Registration Statement Form S-4 No. 333-98685 and related Proxy Statement - Prospectus of BOK Financial Corporation dated September 20, 2002, and to the incorporation by reference therein of our report dated January 23, 2002, with respect to the consolidated financial statements of BOK Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP
                                                Ernst & Young LLP


September 20, 2002
Tulsa, Oklahoma